Exhibit 23.2

GEORGE E. NICHOLSON

301 – 675 West Hastings Street V6B 1N2

Vancouver, B.C.

604-682-1845

CONSENT OF AUTHOR

To:

United States Securities and Exchange Commission

I, George E. Nicholson, P.Geo., do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Summary Geology Report on Golden Bear Claim” dated August 24, 2006 (the “Technical Report”), and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, and the Form SB-2 Registration Statement of Black Tusk Minerals Inc.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or the Form SB-2 Registration Statement of Black Tusk Minerals Inc.

DATED:  September 18, 2006

   “George E. Nicholson”

[Seal of Stamp of Qualified Person]

_____________________________________________

George E. Nicholson